                                                                   EXHIBIT 10.12

JOINT TECHNOLOGY AND COLLABORATION AGREEMENT entered into as of the 4th day of February 2000.



BETWEEN: ARIDIA CORP., a corporation incorporated under the laws of the Province of Nova Scotia (hereinafter the "Corporation")


AND: INFECTIO DIAGNOSTIC (I.D.I.) INC., a corporation incorporated under the laws of the Province of Quebec (hereinafter "IDI")


AND: CEPHEID, a corporation incorporated under the laws of the state of California (hereinafter "Cepheid")



WHEREAS, IDI has expertise and know-how relating to certain nucleic acid sequences for identification and diagnosis of certain human infectious disease parameters as hereinafter described;

WHEREAS, Cepheid has expertise and know-how relating to systems, subsystems and non-reagent consumables (such as disposable reaction tube), for diagnosing human disease parameters;

WHEREAS IDI and Cepheid have granted to the Corporation exclusive licenses in the Field relating to their respective technology;

WHEREAS IDI, Cepheid and the Corporation have entered into a Shareholders Agreement dated February 4, 2000; and

WHEREAS IDI and Cepheid desire to cooperate in the discovery and development of innovative diagnostic systems based on the integration of their respective technologies;


NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS



As used in this agreement:

1.1 "AFFILIATE(s)" shall mean any corporation or other business entity controlled by or in common control of a party. "Control" as used herein means ownership directly or through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of any corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a party controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity.

1.2 "CEPHEID" shall include all of the divisions, subsidiaries and Affiliates of Cepheid.

1.3 "CEPHEID INTELLECTUAL PROPERTY" shall mean all technology rights and patents rights (a) owned by Cepheid, existing as of the date hereof or developed subsequent to the date hereof and (b) relating to systems, subsystems and non reagent consumables for diagnosing human disease parameters including without limitations the patents and patents applications listed and described on Appendix A hereto. The Cepheid Intellectual Property shall also include any improvements, refinements, updates, discoveries or inventions related to Cepheid Intellectual Property and intellectual property developed by Cepheid in the course of the Collaboration Program.

1.4 "COLLABORATION PROGRAM" means any research program and associated activities contemplated by the parties during the term of this Agreement which program and activities shall, from time to time, be attached to this Agreement as Appendix B.

1.5 "COLLABORATIVE PRODUCTS" means any products which are discovered in whole or in part as a result of the Collaboration Program and made of Joint Technology.

1.6 "FIELD" shall mean the rapid diagnosis of human infectious diseases including but not limited to bacteria, fungi, antibiotic resistance and related disorders with systems integrating IDI Intellectual Property and Cepheid Intellectual Property.

1.7 "IDI" shall include all of the divisions, subsidiaries and Affiliates of IDI.

1.8 "IDI INTELLECTUAL PROPERTY" shall mean all technology rights and patent rights (a) owned by IDI, existing as of the date hereof or developed subsequent to the date hereof and (b) relating to nucleic acid sequences useful for the identification and/or diagnosis of human infectious disease parameters, including, without limitation, the patents and patent applications listed and described on Appendix C hereto. The IDI Intellectual Property shall also include any improvements, refinements, updates, discoveries or inventions related to IDI Intellectual Property and intellectual property developed by IDI in the course of the Collaboration Program.

1.9   "JOINT TECHNOLOGY" shall have the meaning ascribed to such term in section
      2.6.3. hereof.

1.10 "SHAREHOLDERS AGREEMENT" shall mean the Shareholders Agreement between IDI, Cepheid and the Corporation dated February 4, 2000, and any addenda and amendments of said agreement.

                                   ARTICLE 2

                              COLLABORATION PROGRAM



2.1   BASIC PROVISIONS

      The Collaboration Program shall aim at the development and commercialization of innovative diagnostic systems based on the integration of IDI Intellectual Property and Cepheid Intellectual Property.

2.2   COOPERATION

      Each party shall keep the board of directors of the Corporation fully informed about the status of the Collaboration Program, and scientists at IDI and Cepheid shall cooperate in the performance of the Collaboration Program and, subject to any confidentiality obligations to third parties, shall exchange information and materials as necessary to carry out the Collaboration Program.

2.3   EXPENSES

      IDI and Cepheid shall each bear all expenses of their participation in the Collaboration Program.

2.4   RESEARCH AND DEVELOPMENT

      The parties agree to jointly develop and prepare a written plan for any Collaboration Program which plan shall include without limitation:

      o     Product description and specifications

      o Development Plan with specified tasks and milestones, including identified responsibilities of the respective parties

      o     Resourcing plan, budget and funding plan

      o     Regulatory plan

      o     Production plan

      o     Cost targets and analysis

2.5   DISCLOSURE OF INVENTION

      Each party shall promptly inform the other of all inventions that are conceived, made or developed in the course of carrying out the Collaboration Program by employees or consultants of either of them or their Affiliates alone or jointly with employees or consultants of the other party or its Affiliates. The following provisions shall apply to rights in the intellectual property developed by IDI or Cepheid, or both, during the course of carrying out the Collaboration Program.

2.6   OWNERSHIP

      The Corporation shall not own any intellectual property developed in the course of the Collaboration Program, which shall be owned as follows:

      2.6.1 IDI Technology

            IDI shall have sole and exclusive ownership of all rights, title and interest on a worldwide basis in and to any technology solely developed or created by employees or consultants of IDI or through the use of IDI Intellectual Property in the course of the Collaboration Program. This technology shall be included in IDI License.

      2.6.2 Cepheid Technology

            Cepheid shall have sole and exclusive ownership of all rights, title and interest on a worldwide basis in and to any technology solely developed or created by employees or consultants of Cepheid or through the use of Cepheid Intellectual Property in the course of the Collaboration Program. This technology shall be included in Cepheid License.

      2.6.3 Joint Technology

            IDI and Cepheid shall jointly own all technology jointly conceived, reduced to practice or developed jointly by employees or consultants of both IDI and Cepheid during the course of the Collaboration Program (the "Joint Technology") and shall jointly own all joint patent rights. The Joint Technology shall be included in IDI License and in Cepheid License. Technology shall be considered "jointly" conceived, reduced to practice, or developed if and only if it is the subject of a patent application showing authorship by at least one employee of each of Cepheid and IDI.

2.7   COMMERCIALIZATION RIGHTS

      The Corporation shall have the exclusive worldwide right to develop and commercialize Joint Technology and the Collaborative Products in the Field.

2.8   JOINT TECHNOLOGY OUTSIDE THE FIELD

      IDI and Cepheid shall not use the Joint Technology and the Collaborative Products outside the Field without the prior written consent of the other party.

2.9   FIRST NEGOTIATION RIGHT

      During the term of this Agreement, each party shall promptly disclose to the Corporation after the filing of a patent application any new intellectual property developed by such party (the "Inventor Party") outside the Collaboration Program which is subject to such patent application, but only to the extent that such property is of material use in the Field. The Corporation shall benefit of a first negotiation right over any third party to use, make, offer to sell and sell such new intellectual property in the Field. Upon receipt of a written notice from the Inventor Party, the Corporation shall have 30 days to notify the Inventor Party that it wishes to enter into negotiations. If the Corporation does not notify the Inventor Party within 30 day period that it wishes to enter into negotiations, then the Inventor Party shall be free to offer its new intellectual property to any third party on any terms. In the event that the Corporation exercises its right of first negotiation, the Inventor Party and the Corporation shall enter into good faith negotiations in order to conclude an agreement within 90 days from the expiration of the 30-day period. If the Corporation and the Inventor Party cannot reach an agreement despite good faith negotiations, then on or before the 90th day described in the preceding sentence, the Corporation shall deliver to the Inventor Party a detailed written offer of terms and conditions upon which it is willing, without additional negotiation, to acquire the right use, make, offer to sell, and sell the new intellectual property in the Field, and after the 90th day, the Inventor Party shall be free to offer the new intellectual property to any third party on terms and conditions not more favorable to the third party than the terms and conditions so offered by the Corporation. If the Corporation does not deliver such a written offer within 90-day period, then the Inventor Party may offer the new intellectual property to any third party on any terms.




                                    ARTICLE 3

                  PROVISIONS CONCERNING THE FILING, PROSECUTION

                        AND MAINTENANCE OF PATENT RIGHTS



3.1   FILING OF PATENTS

      In consultation with the board of directors of the Corporation, IDI will determine what patents will be filed on IDI Technology and Cepheid will determine what patents will be filed on Cepheid Technology developed in the course of the Collaboration Program. Each party will be responsible for the prosecution (including the defense of interferences and similar proceedings) of patent protection for its owned intellectual property, provided that the other party will have the opportunity to provide substantive review and comment on any such prosecution. Responsibility for prosecution of patent protection (including the defense of interferences and similar proceedings) on Joint Technology will be determined by the board of directors of the Corporation.

3.2   EXPENSES

      Each party shall bear all attorneys' fees, filing and maintenance fees and other out-of-pocket costs incurred by it pursuant to Section 3.1 to the extent they relate to its Intellectual Property except for Joint Technology in which case the Corporation shall bear all such costs.

3.3   RIGHT TO PROSECUTE ABANDONED RIGHTS

      If either party at any time elects (or causes the Corporation to elect) not to seek or continue to seek, use or maintain patent protection on any Joint Technology in any country, the other party shall have the exclusive right, at its expense, to file, procure, maintain and enforce in such countries patents on such intellectual property. Each party agrees to advise the other party of all decisions taken in a timely manner in order to allow a party to protect its rights under this Article 3. If a party elects not to file a patent application or application for a certificate of invention, not to maintain a patent or certificate of invention, or to abandon a pending patent application or application for a certificate of invention, it shall advise the other party of such election in a timely manner, and such other party shall have the right, at its own expense, of filing such application, maintaining such patent or certificate of invention or continuing to attempt to obtain protection on the subject matter disclosed in such pending application.

                                    ARTICLE 4

                       CONFIDENTIALITY AND NON-DISCLOSURE



      The parties agree that the Confidentiality provisions contained in the Shareholders Agreement apply to this Agreement, with the necessary changes having been made.





                                    ARTICLE 5

                              TERM AND TERMINATION



5.1   TERM

      This Agreement shall continue in full force and effect until the expiration of the 6 month period following receipt by IDI or Cepheid of a notice of winding up sent pursuant to Article 4 of the Shareholders Agreement.

5.2   SURVIVAL OF OBLIGATIONS

      Article 4 of this Agreement shall survive the termination of this Agreement.


                                    ARTICLE 6

                                    DISPUTES



6.1   NEGOTIATION AND MEDIATION

      If a dispute arises out of or relates to this Agreement or its breach (the "Matter"), the parties agree to resolve the Matter as follows:

      (a) A party (the "Initiating Party") shall submit written notice of the Matter to the other parties and request negotiation.

      (b) The parties shall attempt in good faith to resolve any Matter arising out of or relating to this Agreement promptly by negotiation between representatives which the parties may appoint, and

      (c) If the Matter has not been resolved within 60 days of a party's request for negotiation, either party may request that the Matter be submitted to a sole mediator selected by the parties for mandatory mediation of not more than five days' duration;

6.2   ARBITRATION

      If the Matter has not been resolved by such mediation, either party may submit the Matter for binding arbitration, to a sole arbitrator in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce as in effect on the date hereof, (the "ICC Rules"), except where such ICC Rules conflict with the provisions of
      Article 6 in which event the provisions of this Article 6 shall prevail.

6.3   APPOINTMENT OF ARBITRATOR

      If the parties fail to agree on the appointment of the sole arbitrator within 20 days after one party has served the other party, a written notice to concur in the appointment of the single arbitrator nominated by the serving party, the sole arbitrator shall be appointed in accordance with the ICC Rules. If IDI is the Initiating Party, then the sole arbitrator shall be a member of the California Bar with at least 10 years of experience in corporate commercial or intellectual property law. If Cepheid is the Initiating Party, then the sole arbitrator shall be a member of the Quebec Bar with at least 10 years of experience in corporate commercial or intellectual property law. The arbitrator shall render any final award within 20 days following the completion of evidence and arguments on the Matter.

6.4   ADMISSIBILITY OF EVIDENCE IN OTHER PROCEEDINGS

      The parties shall not be entitled to rely on or introduce as evidence before any arbitral proceedings whether or not such proceedings relate to the Matter that is the subject of the negotiations:

      (a) views expressed or suggestions made by another party in respect of a possible settlement of the Matter;

      (b) admissions or proposals made by another party in the course of negotiations; or

      (c) the fact that the other party had indicated his willingness to accept a proposal for settlement made by another party.

6.5   LOCATION

      The mediation and arbitration shall be held in Montreal, Quebec. The parties, their representatives, the mediator and the arbitrator shall hold the existence, content and results of any negotiation, mediation or arbitration in confidence unless disclosure is required by law or regulation, and in such case the parties shall take reasonable precautions to only disclose what is required by law or governmental regulation

6.6   AWARD

      Any award of the Arbitration shall be final and binding on the parties and shall be enforceable in any court having jurisdiction over the party from whom enforcement is requested.


                                    ARTICLE 7

                                     NOTICES


      Any notice, request, instruction or other document to be given hereunder shall be deemed validly given if in writing, and delivered personally, sent by overnight courier, or sent by certified mail, postage prepaid, return receipt requested (in which event it shall be deemed received on the third business day following mailing), as follows:

        If to IDI:
        ---------

        Infectio Diagnostic (I.D.I.), Inc.
        2050 Rene Levesque Blvd. West
        Ste-Foy, Quebec, Canada G1V 2K8
        Attn:  Dr. Pierre Coulombe
        Facsimile: (418) 681-5254

        if to Cepheid:
        -------------

        Cepheid
        1190 Borregas Avenue
        Sunnyvale, CA, USA, 94089-1302
        Attn:  Thomas L. Gutshall
        Facsimile: (408) 541-4192

        and if to the Corporation:
        -------------------------

        Aridia Corp.
        2050 Rene Levesque Blvd. West
        Ste-Foy, Quebec, Canada G1V 2K8
        Attn:  Dr. Pierre Coulombe
        Facsimile: (418) 681-5254

        With copy to Thomas L. Gutshall
        Facsimile: (408) 541-4192

        Alternatively, notices and other communications may be sent by facsimile transmission with a confirmation copy sent by one of the forms of delivery set forth above. Except as provided above, all notices and other communications shall be deemed delivered on the date of actual receipt.




                                    ARTICLE 8

                                  MISCELLANEOUS



8.1   ENTIRE AGREEMENT

      This Agreement along with the Shareholders Agreement and the exclusive licenses between IDI and the Corporation and Cepheid and the Corporation constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes and replaces all prior agreements, understandings, writings and discussions between the parties relating to said subject matter. Only a written instrument executed by the parties may amend this Agreement.

8.2   WAIVER

      The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or any other condition or term.

8.3   SUCCESSORS AND ASSIGNS

      This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns and neither IDI, Cepheid or the Corporation shall assign this Agreement without the prior written consent of the other parties, which cannot be unreasonably withheld.

8.4   FORCE MAJEURE

      Any delays in or failure of performance by either party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to acts of God; acts, regulations, or laws of any government; strikes or other considered acts of workers; fires; floods; explosions; riots; wars; rebellion; and sabotage; and any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence.

8.5   SEVERABILITY

      If any provision(s) of this Agreement are or become invalid, or ruled illegal by any court of competent jurisdiction, or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of this Agreement shall not be affected thereby. It is further the intention of the parties that in lieu of each such provision which is invalid, illegal, or unenforceable, there be substituted or added as part of this Agreement, a provision which shall be as similar as possible in economic and business objectives as intended by the parties to such invalid, illegal, or unenforceable provision, but which shall be valid, legal, and enforceable, and shall be mutually agreed by the parties.

8.6   HEADINGS

      The headings contained herein are for reference purposes only and shall not in any way affect the meaning of this Agreement.

8.7   COUNTERPARTS

      This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

8.8   NO AGENCY

      Nothing contained in this Agreement shall be deemed to create a partnership between the Corporation, IDI and Cepheid. Neither party shall be liable for the act of the others unless each other parties expressly authorizes such act in writing.

8.9   GOVERNING LAW

      As to matters affecting Cepheid Intellectual Property, this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the application of principles of conflicts of laws thereof. As to other matters, this Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec, without regard to the application of principles of conflicts of laws thereof.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


INFECTIO DIAGNOSTIC (I.D.I.) INC            ARIDIA CORP.


Per:  /s/ PIERRE COULOMBE                   Per: /s/ PIERRE COULOMBE
    ------------------------------              ------------------------------
      Dr. Pierre Coulombe                        Dr. Pierre Coulombe


                                            Per:  /s/ THOMAS L. GUTSHALL
                                                ------------------------------
                                                   Thomas L. Gutshall


CEPHEID


Per:  /s/ THOMAS L. GUTSHALL
    ------------------------------
        Thomas L. Gutshall

                                   APPENDIX A

                          CEPHEID INTELLECTUAL PROPERTY

                                   APPENDIX A


               TO THE JOINT TECHNOLOGY AND COLLABORATION AGREEMENT
     BETWEEN AND ARIDIA CORP., INFECTIO DIAGNOSTIC (I.D.I.) INC. AND CEPHEID

                              COLLABORATION PROGRAM

I.    Reaction vessel for heat-exchanging chemical processes.

                                PATENT
         COUNTRY                NUMBER            ISSUES
         -------                ------            ------
        UNITED STATES         US 5,958,349     Sept. 28, 1999


                                   APPENDIX B

                              COLLABORATION PROGRAM

                                   APPENDIX B


               TO THE JOINT TECHNOLOGY AND COLLABORATION AGREEMENT
     BETWEEN AND ARIDIA CORP., INFECTIO DIAGNOSTIC (I.D.I.) INC. AND CEPHEID

                              COLLABORATION PROGRAM

                                   APPENDIX C

                            IDI INTELLECTUAL PROPERTY

                                   APPENDIX C

               TO THE JOINT TECHNOLOGY AND COLLABORATION AGREEMENT
     BETWEEN AND ARIDIA CORP., INFECTIO DIAGNOSTIC (I.D.I.) INC. AND CEPHEID

                       IDI PATENT RIGHTS AND APPLICATIONS


I. Specific and universal probes and amplification primers to rapidly detect and identify common bacterial pathogens and antibiotic resistance genes from clinical specimens for routine diagnosis in microbiology laboratories.


                        APPLICATION        FILING
COUNTRY                   NUMBER            DATE              STATUS

AUSTRALIA              34 681/95       Sept 12, 1995         292494

BRAZIL                 08/304732       Sept 12, 1995         Pending

CANADA                 1529278         April 2, 1998         Pending

CHINA                  CN1161060A      Oct 1, 1997           Pending

UNITED STATES          US526840        Nov 4, 1996           6,001,564

EUROPE              95 931 109.3-2116                        Pending

INDIA                  2153CAL97                             Pending

JAPAN                  504973/98       May 19, 1998          Pending

MEXICO                 97/01847        June 18, 1997         Pending

NORWAY                 971111          Sept. 1, 1998         Pending

NEW ZEALAND            JP207909        August 12, 1998       292494

SINGAPORE              9701090-4       Sept. 12, 1995        9701090-4

II. Species-specific, genus-specific and universal DNA probes and amplification primers to rapidly detect and identify common bacterial and fungal pathogens and associated antibiotic resistance genes from clinical specimens for diagnosis in microbiology laboratories.


                        APPLICATION        FILING
COUNTRY                   NUMBER            DATE              STATUS


ARGENTINA              P970105357       Nov. 14, 1997         Pending

AUSTRALIA              48598/97         Nov. 14, 1997         Pending

BRAZIL                 PI 9713494-5     Nov. 14, 1997         Pending

CANADA                 5044400          July 22, 1999         Pending

CHINA                  97180194.0       Nov. 4, 1997          Pending

UNITED STATES          WO98/20157       Nov. 4, 1997          Pending

EUROPE                 97911094.7 - 2116                      Pending

INDIA                  2153CAL97        Nov. 13, 1997         Pending

JAPAN                                   May 6, 1999           Pending

MEXICO                 99-4119          May 3, 1999           Pending

NORWAY                 19991976         April 26, 1999        Pending

NEW ZEALAND            335548           June 4, 1999          Pending

SINGAPORE              9901915-0        Nov. 4, 1997          Pending

III. Highly conserved genes and their use to generate species-specific, genus-specific, family-specific, group-specific and universal nucleic acid probes and amplification primers to rapidly detect and identify bacterial, fungal and parasitical pathogens from clinical specimens for diagnosis.

                        APPLICATION        FILING
COUNTRY                   NUMBER            DATE              STATUS

CANADA                CAN 2,283,458     Sept. 28, 1999        Pending

IV. Specific and universal probes to rapidly detect and identify common bacteria form urinary or any other biological samples in the routine microbiology laboratory.


                        APPLICATION        FILING
COUNTRY                   NUMBER            DATE              STATUS

UNITED STATES         85-586-9001-2     Sept. 12, 1994      08/304,732

UNITED STATES S.N.    850586.90012      Sept. 11, 1995      08/526,840

V. Species-specific and universal DNA probes and amplification primers to rapidly detect and identify common bacterial pathogens and associated antibiotic resistance genes from clinical specimens for routine diagnosis in microbiology laboratories.

                        APPLICATION        FILING
COUNTRY                   NUMBER            DATE              STATUS

UNITED STATES          US 743,637        Nov. 4, 1996        5,994,066